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                                                                     Exhibit 23
                                                                     ----------

                  CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-13467) and on the Registration Statements on Form S-8 (File Nos. 33-58951, 33-53499, 33-53487, 33-52420, 33-8658 and 2-99919) and the
related Prospectuses of Allen Telecom Inc. of (a) our report dated February 17, 1997 on our audits of the consolidated financial statements of Allen Telecom Inc. as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995, 1994, which report has been incorporated by reference in this Annual Report on Form 10-K from the 1996 Annual Report to Stockholders of Allen Telecom Inc. (a copy of which is filed as Exhibit 13 to this Report) and appears on page 27 therein, and (b) our report dated February 17, 1997 on our audits of the financial statement schedule for the years ended December 31, 1996, 1995 and 1994 of Allen Telecom Inc., which report appears on page 14 in this Annual Report on Form 10-K. We also consent to the references to our firm in the above-mentioned Prospectuses under the caption "EXPERTS".




                                                  COOPERS & LYBRAND L.L.P.



Cleveland, Ohio
March 27, 1997